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FOR IMMEDIATE RELEASE


INVESTOR AND MEDIA CONTACTS:

Anthony S. Cleberg                  Colleen T. Bauman
Chief Financial Officer             Investor Relations
(248) 340-9090                      (248) 340-7731


                           CHAMPION ENTERPRISES, INC.
                               PRICES SENIOR NOTES

         AUBURN HILLS, MICH., APRIL 17, 2002---CHAMPION ENTERPRISES, INC. (NYSE:
CHB) announced that its wholly-owned subsidiary, Champion Home Builders Co., has priced its $150 million Senior Notes due 2007. The notes, which were offered pursuant to Rule 144A and Regulation S under the Securities Act of 1933, have an annual coupon rate of 11.25%. Net proceeds of the offering, which is expected to close on April 22, 2002, will be used to fund the company's recent entry into consumer financing, to repay a portion of its debt, and for general corporate purposes. The Senior Notes being offered have not been registered and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.



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